UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2008

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Compensatory Arrangements of Certain Officers

In February 2008, after concluding it would not make any changes to the base salary for named executive officers, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of KVH Industries, Inc. (the “Company”) determined it would reevaluate such base salaries in July 2008.

On August 18, 2008, the Compensation Committee approved an increase to the annual base salaries of the following persons for 2008, to be effective July 1, 2008, to the respective amounts set forth below.

Name and Title	2008 Annual Base Salary
Martin A. Kits van Heyningen President and Chief Executive Officer	$374,842

Patrick J. Spratt Chief Financial Officer	$249,471

Ian C. Palmer Executive Vice President, Satellite Sales	$219,091

Robert J. Balog Vice President, Engineering, Satellite Products	$210,077

Robert W.B. Kits van Heyningen Vice President, Research and Development	$203,973

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: August 20, 2008
	BY:	/s/ PATRICK J. SPRATT
Patrick J. Spratt
Chief Financial and Accounting Officer